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                                                                    EXHIBIT 99.1

              ZOLL ANNOUNCES ACQUISITION OF PINPOINT TECHNOLOGIES
           ~ EXPANDS INFORMATION MANAGEMENT BUSINESS FOR EMS MARKET ~

BURLINGTON, Mass. -- (BUSINESS WIRE) -- Oct. 17, 1999 -- ZOLL Medical Corporation (NASDAQ: ZOLL) today announced that it has completed a merger with Pinpoint Technologies of Boulder, Colorado in exchange for approximately 450,000 shares of ZOLL Common Stock. The transaction is being accounted for as a pooling-of-interests and includes the acquisition of the building Pinpoint currently occupies. Pinpoint revenues for the 12 months ended September 30, 1999 were approximately $4 million.

Pinpoint, founded in 1993, is headquartered in Boulder, CO and develops computer-aided dispatch and billing software for the emergency medical services
(EMS) market. Pinpoint's products are sold to the same market to which ZOLL targets its Westech data collection system. The EMS market is also a primary market for ZOLL's cardiac resuscitation equipment and disposable electrode products.

Richard A. Packer, President and Chief Operating Officer of ZOLL, commenting on the transaction noted that "there is an excellent strategic and technology fit between the two companies. By combining our Westech technology with Pinpoint, we have the opportunity to market a more complete information management solution to the EMS market. This is a major step in realizing the vision of Rescue-Net(TM), the total integration of clinical and non-clinical data within an EMS provider. We are also extremely pleased to have the management team of Pinpoint joining ZOLL. Their entrepreneurial spirit and software focus will provide the leadership necessary to move ZOLL's EMS data management business forward." Mr. Packer added, "The historical performance of Pinpoint has an accretive impact on the comparable ZOLL results, and we look forward to further strengthening of the business due to the application of ZOLL's resources and greater critical mass."

David Brown, President of Pinpoint, stated "We are very excited about the strength and depth that our combined organization will bring to the EMS marketplace. In ZOLL, we have found a partner with significant experience in this market, whose products are complementary to those developed by Pinpoint. The integration of Pinpoint, Westech and ZOLL products is a natural fit and desired by our customers."




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ZOLL Medical Corporation designs, manufactures and markets an integrated line of proprietary non-invasive resuscitation devices and disposable electrodes. Used by healthcare professionals to provide both types of cardiac resuscitation - pacing and defibrillation - these products are essential in the emergency treatment of cardiac arrest victims both inside and outside the hospital. ZOLL also designs and markets software which automates collection and management of both clinical and non-clinical data for emergency medical service providers.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of ZOLL Medical Corporation. Actual events, performance and results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. The factors which may cause such differences include, among other things, ZOLL's ability to successfully integrate the personnel, products and operations of Pinpoint, the ability to successfully develop and market any products produced by Pinpoint, and those factors discussed in the section entitled "Certain Factors Affecting Future Operating Results" in the Company's most recent reports filed with the Securities and Exchange Commission.

Contact:

   A. Ernest Whiton

   ZOLL Medical Corporation

   (781) 229-0020